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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by
       Rule 14c-5(d)(2))


[ X ] Definitive Information Statement

                         INDUSTRIES INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee  (Check the appropriate box)

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1)Title of each class of securities to which transaction applies:
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2)Aggregate number of securities to which transaction applies:
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3)Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4)Proposed maximum aggregate value of transaction:
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5)Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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                              INFORMATION STATEMENT
                                       OF
                         INDUSTRIES INTERNATIONAL, INC.
                    4/F., Wondial Building, 6 South Keji Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen, China

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Notice is hereby given that a special meeting of the stockholders of Industries International, Inc. ("INDI") will be held on Monday, April 7, 2003, at 10:00 a.m., at the Company's offices at the above address, for the following purposes:

     1. Approval and adoption of amended and restated Articles of Incorporation of INDI;

     2.   Approval and adoption of amended and restated By-laws of INDI; and

     3. Ratification of the adoption of the Industries International, Inc. 2003 Equity Incentive Plan.

     These purposes are described more fully below. INDI's Board of Directors (the "Board") has approved these actions. Pursuant to INDI's By-laws and the Nevada General Corporation Law, approval by the holders of at least a majority of INDI's outstanding capital stock is required to effect the actions described herein. Therefore, the actions will be submitted to the stockholders of INDI for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

     This Information Statement is first being furnished on or about March 17, 2003 to the holders of record as of the close of business on February 28, 2003 of the common stock of Industries International, Inc.

                          ACTIONS BY BOARD OF DIRECTORS

GENERAL

     INDI will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. INDI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of INDI's common stock.

     INDI will only deliver one information statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. INDI will promptly deliver a separate copy of this information statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

          Industries International, Inc.
          4/F., Wondial Building, 6 South Keji Road
          Shenzhen High-Tech Industrial Park, Shennan Road
          Shenzhen, China
          Telephone:  011-86-755-26983856

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     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting INDI at the address listed above.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for this meeting is as of the close of business on February 28, 2003. As of the record date, INDI had 20,000,000 voting shares of common stock issued and outstanding of which 10,000,001 shares are required to pass any stockholder resolutions.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 28, 2003 as to each person who is known to INDI to be the beneficial owner of more than 5% of INDI's outstanding common stock and as to the security and percentage ownership of each executive officer and director of INDI and all officers and directors of INDI as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 28, 2003.

                                 Number of shares
Name and Address of              of common stock      Percentage of common
  Beneficial Owner              beneficially owned  stock beneficially owned
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Dr. Kit Tsui (1)                      15,003,140           75.0%
Mr. Weijiang Yu (1)                          -0-              *
Mr. Zhiyong Xu (1)                           -0-              *
Mr. Dan Shuput (2)                     3,380,000           16.9%
All executive officers and
directors as a group (3 persons)      15,003,140           75.0%
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     * - less than 1%

     (1) Messrs. Tsui, Yu and Xu are directors of INDI. The address for each named officer and director is 4/F., Wondial Building, 6 South Keji Road, Shenzhen High-Tech Industrial Park, Shennan Road, Shenzhen, China.

     (2) Based upon filings by Mr. Dan Shuput with the Securities and Exchange Commission. The address for Mr. Dan Shuput is 1283 Wigwam Street, Mesquite, NV 89027.

     A change of control of INDI occurred on February 10, 2003. Pursuant to an Amended and Restated Agreement and Plan of Share Exchange, dated as of February 10, 2003 (the "Exchange Agreement"), by and among Broad Faith Limited, a British Virgin Islands company ("Broad Faith"), Dr. Kit Tsui, an individual who is the sole stockholder of Broad Faith ("Dr. Tsui"), INDI, Mr. Dan Shuput, an individual and holder of more than 5% of INDI's outstanding common stock, and other parties to the agreement, INDI issued Dr. Tsui 15,003,140 shares of INDI common stock and became obligated to issue additional shares to Dr. Tsui as described in the Exchange Agreement, in exchange for all issued and outstanding common stock of Broad Faith (the "Exchange"). Dr. Tsui currently holds 75.0% of the issued and outstanding common stock of INDI, and thereby controls INDI. Prior to the closing of the Exchange, Mr. Dan Shuput owned approximately 75% of INDI's common stock and thereby controlled INDI.

     EXECUTIVE COMPENSATION

     INDI has not paid cash compensation to its Chief Executive Officer or other officers in the last three years, so no table of Executive Compensation is included in this Information Statement. Currently, INDI has no employment agreements or compensatory plans or arrangements with any of its executive


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officers.  Likewise, directors of INDI are not entitled to compensation.  Until and unless the Industries International, Inc. 2003 Equity Incentive Plan is adopted, INDI has no plans whereby it would issue any of its securities to management, directors, their affiliates or associates in consideration for services rendered or otherwise.

COMPENSATION PLANS

     INDI does not currently have any active compensation plan. One proposal to be voted on by shareholders at the meeting noticed herein is the approval of the Industries International, Inc. 2003 Equity Incentive Plan. This plan is described below.

DISSENTERS' RIGHT OF APPRAISAL

     There are no appraisal rights regarding any matter to be acted upon.


NOTICE TO STOCKHOLDERS OF ACTIONS RECOMMENDED BY BOARD OF DIRECTORS

     The following actions are recommended by INDI's Board:

                                    ACTION 1
           AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

     On February 28, 2003, the Board issued a written Consent whereby it unanimously approved and recommended an amendment and restatement of INDI's Articles of Incorporation to: (i) increase the authorized number of common shares from 20,000,000 to 500,000,000; (ii) to authorize 10,000,000 shares of preferred stock and allow the Board to determine the terms of any series of preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, if any; (iii) allow the Board to change the number of directors of the Company from time to time; and (iv) remove restrictions on the Corporation's actions, to the extent permitted by law. It is the opinion of the Board that the amendment and restatement of the Articles of Incorporation of the Corporation is desirable to allow for more efficient action by the Corporation.

     To be passed, this proposal must receive the approval of the holders of a majority of INDI's issued and outstanding common stock. If approved, the Amendment and Restatement of the Articles of Incorporation will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the state of Nevada. Under federal securities laws, INDI cannot file the Amended and Restated Articles of Incorporation until at least 20 days after the mailing of this Information Statement.

                                    ACTION 2
                    AMENDMENT AND RESTATEMENT OF THE BY-LAWS

     On February 28, 2003, the Board issued a written Consent whereby it unanimously approved and recommended an amendment and restatement of INDI's By-laws to: (i) allow shareholder approval by written consent of the holders of a majority of INDI's issued and outstanding common stock; (ii) to allow the Board to determine, from time to time, the number of directors who shall make up INDI's Board of Directors; and (iii) provide for amendment of the By-laws by the means permitted in the Articles of Incorporation.

     To be passed, this proposal must receive the approval of the holders of a majority of INDI's issued and outstanding common stock. The Amendment and Restatement of the By-laws will become effective upon the approval of INDI's shareholders.


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                                    ACTION 3
                  APPROVAL OF ADOPTION OF EQUITY INCENTIVE PLAN

     On February 28, 2003, the Board issued a written Consent whereby it unanimously approved and adopted a Industries International, Inc. 2003 Equity Incentive Plan (the "Plan"). The Plan requires the approval of a corporation's shareholders within one year of adoption.

     The Plan is intended to provide incentives to attract, retain and motivate both eligible employees and directors of INDI, as well as consultants, advisors and independent contractors who provide valuable services to INDI (any such person hereinafter called a "Participant"). At the present time, INDI has approximately 3 directors, 60 employees, 10 consultants and advisors, and 5 independent contractors who may receive awards under the Plan. The number of persons covered by the Plan may increase if we add additional directors, employees, consultants, advisors or independent contractors.

     The Plan will be administered by the Board or by a committee of the Board. Within certain limits, the administrator of the Plan, whether the Board or a committee thereof, will be authorized to select eligible Participants to receive awards under the Plan, determine the number of shares included in such awards, determine the form, term, vesting, exercisability, and required payment, if any, of such awards, and to make any other determinations necessary or useful for the administration of the Plan. The administrator of the Plan may issue options with an exercise price equal to or above 85% of the market price of INDI common stock at the date of issuance, except that (i) Incentive Stock Options must have an exercise price equal to or above the market price as of the date of issuance, and (ii) options issued to Participants who beneficially own at least 10% of INDI's issued and outstanding common stock must have an exercise price equal to or above 110% of the market price on the date of issuance. The administrator of the Plan may set any period of time up to ten years for the expiration of options, except that options issued to Participants who beneficially own at least 10% of INDI's issued and outstanding common stock must expire within five years from the date of issuance. Options granted under the Plan can only be exercised by delivery to the administrator of an exercise agreement in a form approved by the administrator. Initially, 15,000,000 shares of INDI's common stock, with a market value of $7,500,000 as of February 28, 2003, are reserved for issuance under the Plan. Under the Plan, awards may consist of grants of options to purchase INDI common stock (either Incentive Stock Options (for eligible persons) or Non-Qualified Stock Options, as each is defined in the Internal Revenue Code), grants of restricted common stock, or grants of common stock.

     The following discussion is a general summary of the material federal income tax consequences to Participants and to INDI. The discussion is based on
Section 422 of the Internal Revenue Code, as amended, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Participant in light of such Participant's personal investment and taxation circumstances. In addition, state, local and foreign income taxes are not discussed and may vary from locality to locality and from time to time.

     Incentive Stock Options (ISOs). A Participant will generally recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds the stock acquired upon exercise of an ISO ("ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the Participant disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income.

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Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant. Subject to Section 162(m) of the Internal Revenue Code, the Company may be entitled to a tax deduction in regard of an ISO only to the extent the participant has ordinary income upon sale or other disposition of the shares acquired from exercising the ISO.

     Non-Qualified Stock Options (NQSOs). A Participant will generally not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company. Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Subject to Section 162(m) of the Internal Revenue Code, the Company may be entitled to a tax deduction in an amount equal to the amount the participant is required to include in ordinary income at the time of such inclusion.

     Stock Awards and Restricted Stock. Restricted stock and stock bonus awards may generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for Non-Qualified Stock Options.

     Upon the award of unrestricted stock or the recognition of income on restricted stock, and subject to applicable federal tax code regulations, the Company may generally be allowed an income tax deduction equal to the ordinary income recognized by the Participant.

     The foregoing is only a summary of the effect of federal income taxation with respect to the grant and exercise of options/awards under the Plan. It does not purport to be complete and the awards granted under the Plan to persons subject to taxation in jurisdictions outside of the U.S. may have different tax consequences unique to each jurisdiction.



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